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                                                                  Exhibit 99(d)


                                                                  March 27, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


     Arthur Andersen LLP has represented to us that the audit of Kansas Gas and Electric Company for the year ended December 31, 2001, was subject to Arthur Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Arthur Andersen personnel working on audits and availability of national office consultation, and the availability of personnel at foreign affiliates of Arthur Andersen to conduct the relevant portions of the audit.


                                       KANSAS GAS AND ELECTRIC COMPANY


Date:     March 27, 2002               By:           /s/  PAUL R. GEIST
      ------------------------             -------------------------------------
                                                       Paul R. Geist
                                                   Senior Vice President
                                                       and Treasurer